UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LION BIOTECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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112 West 34th Street, 18th Floor

New York, New York 10120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Friday, June 10, 2016

Dear Stockholders of Lion Biotechnologies, Inc.:

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Lion Biotechnologies, Inc., a Nevada corporation, will be held on Friday, June 10, 2016 at 9:00 a.m. at the company’s executive offices located at 112 West 34th Street, 18th Floor, New York, New York 10120, for the following purposes, as more fully described in the accompanying proxy statement:

1.        To elect five directors to serve until the 2017 Annual Meeting of Stockholders;

2.        To approve, by non-binding advisory vote, the compensation of our named executive officers;

3.        To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

4.        To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 15, 2016 as the record date for the Annual Meeting. Only stockholders of record on April 15, 2016 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: http://www.cstproxy.com/lionbio/2016.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Lion Biotechnologies, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

Elma Hawkins
President and Chief Executive Officer
April 29, 2016

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PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Friday, June 10, 2016

This proxy statement and the enclosed form of proxy are furnished by Lion Biotechnologies, Inc., a Nevada corporation (“we.” “our” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at the 2016 annual meeting of our stockholders, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Friday, June 10, 2016 at 9:00 a.m. Eastern Time, at our executive offices located at 112 West 34th Street, 18th Floor, New York, New York 10120. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report will first being mailed on or before April 29, 2016 to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: This proxy statement, the accompanying proxy card or voting instruction card and our 2015 Annual Report on Form 10-K are also available at http://www.cstproxy.com/lionbio/2016.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR
ANNUAL MEETING

What matters am I voting on?

You will be voting on:

•	To elect five directors to serve until the 2017 Annual Meeting of Stockholders;

•	To approve, by non-binding advisory vote, the compensation of our named executive officers;

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•	Any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

•	Proposal 1 - “FOR” election of the directors named in this proxy statement;

•	Proposal 2 - “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal 3 - “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

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Who is entitled to vote?

Holders of our common stock as of the close of business on April 15, 2016, the record date, may vote at the Annual Meeting. As of the record date, there were 48,516,528 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors. On the record date, 1,694 shares of our Series A Convertible Preferred Stock (the “Series A Preferred”) were outstanding, which shares of Series A Preferred Stock were convertible into 847,000 shares of common stock. However, except as otherwise required by law, the holders of shares of Series A Preferred do not have the right to vote on matters that come before the stockholders. Accordingly, the holders of the Series A Preferred do not have the right to vote at the Annual Meeting.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

With regard to the election of directors, the five nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting. If the enclosed proxy is properly executed and returned to, and received by, us prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to (x) approve, on an advisory basis, our executive compensation for our named executive officers, and (y) ratify the appointment of the independent registered public accounting firm.

As a result of changes made by the Dodd-Frank Wall Street Reform and Consumer Protection Act to the regulation of brokers under certain self-regulatory organizations such as the New York Stock Exchange (“NYSE”) and NASDAQ Stock Market LLC (“Nasdaq"), brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended bylaws and Nevada law. The presence, in person or by proxy, of 10% of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

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How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet — You may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

•	In Person — You may vote by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet;

•	returning a later-dated proxy card;

•	notifying the Corporate Secretary, in writing, at Lion Biotechnologies, Inc., 112 West 34th Street, 18th Floor, New York, New York 10120; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Elma Hawkins and Molly Henderson have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials will first being mailed on or before April 29, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

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How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Marcum LLP. Your broker will not have discretion to vote on the election of directors or any other proposals, which are “non-routine” matters absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Lion Biotechnologies, Inc.
Attention: Corporate Secretary
112 West 34th Street, 18th Floor,

New York, New York 10120

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 31, 2016, which is 120 days prior to the first anniversary of the mailing date of this proxy. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

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Lion Biotechnologies, Inc.
Attention: Corporate Secretary
112 West 34th Street, 18th Floor,

New York, New York 10120

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holder will vote the proxies for such other nominee as he or she may determine. Each nominee currently serves as a director of the Company. The term of office of each director will expire at next year’s annual meeting of stockholders.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Elma Hawkins, Merrill A. McPeak, Sanford J. Hillsberg, Jay Venkatesan, and Ryan Maynard as nominees for election as directors at the Annual Meeting. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance” below.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Elma Hawkins, Merrill A. McPeak, Sanford J. Hillsberg, Jay Venkatesan, and Ryan Maynard. We expect that Ms. Hawkins, Mr. McPeak, Mr. Hillsberg, Mr. Venkatesan and Mr. Maynard will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of five members. The following table sets forth the names, ages as of April 29, 2016, and certain other information for each of the directors of which all their terms are expiring at the annual meeting and who are also nominees for election as a director at the annual meeting.

Directors with Terms expiring at the Annual Meeting/Nominees	Age	Position	Director Since

Elma Hawkins	59	President, Chief Executive Officer	2014
Merrill A. McPeak(3)	80	Director	2011
Sanford J. Hillsberg(1)(2)	67	Director	2013
Jay Venkatesan(1)(2)(3)	42	Director	2013
Ryan Maynard(3)	46	Director	2015

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee

Nominees for Director

Elma Hawkins, Ph.D. Dr. Hawkins was appointed as a director effective December 12, 2014, and as our Chief Executive Officer effective January 1, 2015. From August 21, 2014 until her appointment as our Chief Executive Officer on December 12, 2014, Dr. Hawkins was our President and Chief Operating Officer. From February 2014 until her appointment as President and Chief Operating Officer, Dr. Hawkins served as this Company’s Head of Clinical Development under a consulting agreement. From 2006 until she joined us, Dr. Hawkins was an independent consultant to various biotechnology companies and financial institutions. Dr. Hawkins started her career at Warner-Lambert/Parke-Davis in Clinical Research. Later she joined the Center for the Study of Drug Development at Tufts Medical School. Following that, she held various positions at BioSurface Technology and Genzyme Corporation, and at Antigenics, most recently as that company’s Vice Chairman. Later, she was President and CEO of Advanced Viral Research. Dr. Hawkins has BSc in Mathematics and Chemistry, BSc (Hons) in Chemistry, MSc in Organic Chemistry, a PhD in Organic Chemistry and an MBA with specialization in entrepreneurship.

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Our Board of Directors believes that Dr. Hawkins is highly qualified to serve as a member of the Board because of her scientific and business background and education, her experience in research and development, and because of her leadership experience, including as Chief Executive Officer of a biopharmaceutical company.

Merrill A. McPeak. General (Ret.) McPeak has served as a member of our Board of Directors since July 2011. In February 2015, General McPeak was appointed as the lead director on our Board of Directors. General McPeak also served as our unpaid, interim Chief Executive Officer from January 14, 2013 until July 24, 2013. General McPeak currently is the President of McPeak and Associates, a consulting firm that he founded in 1995. He has previously served as a director of several public companies, including Tektronix, Inc., Trans World Airlines, Inc., and ECC International Corp., where he was for many years the chairman of the Board. General McPeak has served as a director of Research Solutions, Inc., a company engaged in developing systems to reuse published content, since November 2010, of Aerojet Rocketdyne , an aerospace and defense contractor, since March 2013, and of Lilis Energy, an independent oil and gas producer, since January, 2015. He was Chairman of the Board of Coast Plating, Inc., a privately held turnkey provider of metal processing and metal finishing services, from January 2009 until the company was acquired by Trive Capital and renamed Valence Surface Technologies, now the country’s largest independently owned aerospace and defense metal processing company. He continues to be a Director of the company. He helped found, and from December 2003 to February 2012 was Chairman of the Board of EthicsPoint, Inc., a provider of risk management and compliance software-as-a-service that was acquired in 2012 and restyled Navex Global. General McPeak remained a member of the Board of Directors of Navex Global until that company was sold in 2014. In 2010, General McPeak was a director of Point Blank Solutions, Inc., a former public company that on April 14, 2010 filed a voluntary petition for relief under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware.

From 1990 until his retirement from active military service in late-1994, General McPeak was Chief of Staff of the United States Air Force. As a member of the Joint Chiefs of Staff, General McPeak was a military advisor to the Secretary of Defense and the President of the United States. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University, and is a member of the Council on Foreign Relations. Since July 2010, General McPeak has been Chairman of the American Battlefield Monuments Commission.

Our Board of Directors believes that General McPeak is highly qualified to serve as a member of the Board because of his extensive leadership experience, including his experience in the military and as a director on numerous public and private company Boards of Directors.

Sanford J. Hillsberg. Mr. Hillsberg joined the Board of Directors on September 3, 2013. Mr. Hillsberg has been an attorney with TroyGould PC since 1976 and is a member of that firm’s Management Committee. Mr. Hillsberg has served as the Chairman of the Board of Directors of Galena Biopharma, Inc., a publicly-held biopharmaceutical company focused on developing oncology treatments, since 2007. Mr. Hillsberg was a founder and until December 2007, served as a director and Secretary of ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer, and its predecessor company since February 2004. Mr. Hillsberg served as a director and Secretary of Duska Therapeutics, Inc., a publicly-held biopharmaceutical company, and its predecessor company from 1999 until January 2006. He previously served as a director and Vice President of Medco Research, Inc., a then publicly-held pharmaceutical company. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Our Board of Directors believes that Mr. Hillsberg is highly qualified to serve as a member of the Board because of Mr. Hillsberg’s extensive prior experience in founding and serving on the Boards of a number of pharmaceutical and biotech companies as well as his expertise in legal and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Jay Venkatesan, M.D. Dr. Venkatesan is currently a Managing Partner of Alpine BioVentures.  He also currently serves as Chief Executive Officer of Alpine ImmuneSciences, a biotechnology company developing a novel protein immunotherapy platform for the treatment of cancer and autoimmune diseases.  Previously, Dr. Venkatesan was Executive Vice President and General Manager of Oncothyreon, Inc. (Nasdaq: ONTY), a publicly-traded biotechnology focused on the development of therapeutics for the treatment of cancer and rare diseases.  He joined Oncothyreon following its acquisition of Alpine BioSciences, where Dr. Venkatesan served as the founder and CEO.  Alpine Biosciences, Inc., was a private nanotherapeutics company focused on rare diseases and oncology.  Previously, Dr. Venkatesan was the Managing Member and Portfolio Manager of Ayer Capital Management LP, a position that he held since founding that dedicated health care investment fund in 2008.  Prior to founding Ayer Capital, he was a Director at Brookside Capital Partners, the hedge fund affiliate of Bain Capital, where he co-managed a portfolio of public and private investments across biopharmaceuticals, medical devices, and healthcare services.  Previously, he was involved in healthcare venture investing at Patricof & Co. Ventures and in consulting at McKinsey & Company.  Dr. Venkatesan received his M.D. from the University of Pennsylvania School of Medicine and his MBA from the Wharton School of the University of Pennsylvania.  He received his B.A., magna cum laude, from Williams College, where he was elected to Phi Beta Kappa.

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Our Board of Directors believes that Dr. Venkatesan is highly qualified to serve as a member of the Board because of his medical and business background and education, his investment experience as the manager of an investment fund, and his experience as an officer of biotechnology companies.

Ryan Maynard. Mr. Maynard was appointed to the Board of Directors on February 16, 2015. Mr. Maynard currently is the Executive Vice President and Chief Financial Officer of Rigel Pharmaceuticals, Inc., a clinical-stage drug development public company. He joined Rigel in September 2001 as Corporate Controller and was appointed as an Assistant Secretary in October 2001. In June 2006 he became Rigel’s Vice President of Finance and Acting Chief Financial Officer and became its Vice President and Chief Financial Officer in January 2007. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999 he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young LLP. Mr. Maynard holds a B.S. in Commerce—Accounting from Santa Clara University.

Our Board of Directors believes that Mr. Maynard is highly qualified to serve as a member of the Board because of his extensive experience as the Chief Financial Officer of a publicly traded pharmaceutical companies, as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Meetings of the Board of Directors

The property, affairs and business of Lion Biotechnologies, Inc. are conducted under the supervision and management of our Board of Directors, as called for under the laws of Nevada and our Bylaws. Pursuant to our Bylaws, our Board of Directors may establish committees of one or more directors from time-to-time, as it deems appropriate. Our common stock currently is listed on The Nasdaq Global Market under the symbol “LBIO.”

A majority of our directors currently are “independent directors” as defined under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an executive officer or employee of us or our subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors.

Our Board of Directors has determined that, with the exception of Dr. Hawkins, for the purposes of serving on our Board, all of our other directors are “independent” under the NASDAQ Stock Market’s listing standards.

The Board of Directors held six meetings during the 2015 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board that were held during the portion of the 2016 fiscal year in which he/she served as a director.

Committees Of The Board Of Directors

Our Board has a standing Audit Committee, Nominating and Governance Committee, and Compensation Committee.

Audit Committee. The Audit Committee operates pursuant to a written charter. Among other things, the Audit Committee is responsible for:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	hiring our independent registered public accounting firm, and coordinating the oversight and review of the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm; and

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•	reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party.

As of the date of this proxy statement, Ryan Maynard, as Chairman, Jay Venkatesan, and General Merrill McPeak constitute all of the members of the Audit Committee. All of the members of the Audit Committee are non-employee directors and independent as defined under The Nasdaq Stock Market’s listing standards. Mr. Maynard is a chief financial officer of a public company. Because of his knowledge of financial, audit and accounting matters, our Board has designated him as the “audit committee financial expert” of the Audit Committee.

In 2015, our Audit Committee held four meetings.

The Audit Committee operates pursuant to a written charter, which is available on our website, www.lbio.com.

Nominating and Governance Committee. The Nominating and Governance Committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance.

Usually, nominees for election to our Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a Board of Directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate’s experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

In 2015, our Nominating and Governance Committee consisted of Jay Venkatesan, as Chairman, and Sanford J. Hillsberg. The Nominating and Governance Committee met once in 2015.

Compensation Committee. The Compensation Committee is responsible for the compensation of our executives and directors. As part of its responsibilities, the Compensation Committee has the following duties and responsibilities:

•	Establish annual base salary amounts for executive officers and, based upon discussions with the Chief Executive Officer, annual incentive levels and the financial and any other goals to be met to earn annual and long-term incentive awards.

•	Review and evaluate the performance and leadership of the Chief Executive Officer and determine the amounts of annual and any long-term incentive awards and any adjustment to the annual salary amounts based upon such performance and other factors as the Committee deems appropriate.

•	Review with the Chief Executive Officer his/her evaluation of the performance of the other executive officers and determine with the Chief Executive Officer, and recommend Board approval of the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and other factors as the Committee deems appropriate.

•	Review the compensation of non-employee directors and recommend to the Board, for its approval, the components and amounts of compensation for non-employee directors as well as review periodically and make recommendations to the Board in connection with directors and officers indemnification and insurance matters.

As part of its other responsibilities, the Compensation Committee reviews and approves any reports required by the SEC for inclusion in the annual report and proxy statement, provides general oversight of our compensation structure, and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing senior management selection and overseeing succession planning; reviewing and approving objectives relevant to executive officer compensation; administering our equity-based and incentive compensation plans; and establishing compensation policies and practices for service on the Board and its committees and for the Chairman of the Board. The Compensation Committee operates pursuant to a written charter, which is available on our website, www.lbio.com.

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Our Board of Directors has determined that each of the current members of the Compensation Committee, Sanford J. Hillsberg, as Chairman, and Jay Venkatesan, is “independent” under the current independence standards of the Nasdaq marketplace rules. In evaluating their independence, our Board of Directors considered all factors relevant to determining whether the directors have a relationship with our company that is material to the director’s ability to be independent of management in connection with the duties of a compensation committee member, including the source of compensation of the directors (such as consulting, advisory or compensatory fees paid by our company to the director).

In the Compensation Committee’s sole discretion, the Committee has the authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor after taking into consideration the independence of such compensation consultant, legal counsel or other advisor. Unless expressly required by applicable law or by the rules and regulations of Nasdaq, any compensation consultant, legal counsel or other advisor retained by the Compensation Committee, or who otherwise provides advice to the Compensation Committee, is not required to be independent.

The Compensation Committee is directly responsible for the appointment, compensation, oversight and termination of the work of any compensation consultant, legal counsel or other advisor retained by the Committee. Our company is responsible for the payment of all reasonable compensation, as determined and approved by the Compensation Committee, that is owed to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

Unless prohibited by applicable law, Nasdaq’s rules and regulations or our bylaws, the Compensation Committee may delegate to one or more of its members or to our executive officers its authority with respect to compensation determinations for our non-executive officers and employees consistent with applicable law.

In 2015, the Compensation Committee granted our Chief Executive Officer the authority to grant options to (i) newly hired non-executive employees, and (ii) non-executive employees as part of year-end bonus compensation. The Compensation Committee established a pool of shares that is available for grant as options by our Chief Executive Officer to non-executive employees, and established certain parameters within which non-executive options could be granted by the Chief Executive Officer.

The executive officers of our company are responsible for maintaining the employee compensation policies for our company, including ensuring that the policies are sufficiently attractive to retain our company’s existing employees and to incentivize prospective employees. For a description of the processes and procedures used by the Compensation Committee for the consideration and determination of executive and director compensation, see “Executive Compensation-Compensation Discussion and Analysis.”

The Compensation Committee held three meetings during 2015.

Report of the Audit Committee

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our Board of Directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 16 (Communication with Audit Committees).

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During the year ended December 31, 2015, Weinberg & Company, P.A. (“Weinberg & Company”) served as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2015. Weinberg & Company did not have any financial interest, direct or indirect, in our company, and did not have any connection with our company except in its professional capacity as our independent auditors. As discussed in Proposal IV below, the Audit Committee has engaged Marcum LLP to replace Weinberg & Company as our independent registered public accountants for 2016.

The Audit Committee discussed with Weinberg & Company, the auditors of our 2015 annual financial statements, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Weinberg & Company to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by Marcum LLP are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC.

Respectfully submitted,

Audit Committee:

Ryan Maynard, Chairman

Jay Venkatesan

General Merrill McPeak

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. The Board of Directors did not elect a Chairman of the Board in 2015, and has not elected a Chairman as of the date of this proxy statement. In the absence of a Chairman, Merrill McPeak has, since February 2015, served as the lead director of the Board of Directors. General McPeak is not an officer or employee of this company. The Board believes that the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals, as determined by the Board of Directors based on circumstances then in existence.

The Board of Directors is currently comprised of a majority of individuals who are independent from the management of the Company and, assuming that the nominees are elected at the Annual Meeting, four of the five members of the Board will continue to be independent directors. The Board of Directors and its committees meet regularly throughout the year to assure that the independent directors are well briefed and informed with regard to the Company’s affairs. Each of the independent directors has unfettered access to any employee within the Company and each director is encouraged to call upon whatever employee he or she deems fit to secure the information each director feels is important to his understanding of our Company. In this fashion, we seek to maintain well informed, independent directors who are prepared to make informed decisions regarding our business affairs.

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors as a whole plays an important role in overseeing the identification, assessment and mitigation of such risks. The Board of Directors reviews information regarding the Company’s finances and operations, as well as the risks associated with each. For example, the oversight of financial risk management lies primarily with the Board’s Audit Committee, which is empowered to appoint and oversee our independent auditors, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management and the Board of Directors. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. In fulfilling its risk oversight responsibility, the Board of Directors, as a whole and acting through any established committees, regularly consults with management to evaluate and, when appropriate, modify our risk management strategies.

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Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 112 West 34th Street, 18th Floor, New York, New York 10120. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to Merrill McPeak, currently the lead director of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

Each director is expected to be present at the Annual Meeting of Stockholders.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our officers, directors and employees (“Code of Ethics”). A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Lion Biotechnologies, Inc., 112 West 34th Street, 18th Floor, New York, New York 10120, and is available on our website at www.lbio.com.

Director Compensation

The following table sets forth information concerning the compensation paid to all persons during 2015 who served as non-employee directors of this Company during 2015, for their services rendered as directors. Executive officers who serve on our Board of Directors are not compensated for their services as directors. Under our director compensation plan adopted on December 5, 2014, each director who is not an employee received an option to purchase up to 50,000 shares at an exercise price of $6.25 (the closing price of our common stock on the date of grant). In addition, in December 2014 the Board also agreed to pay each director (i) an annual retainer fee of $25,000, payable quarterly, (ii) an annual retainer fee of $10,000 for the chairperson of each Committee of our Board of Directors, payable quarterly, (iii) a fee of $2,500 per board meeting attended by the director in person, (iv) pay a fee of $1,500 per board meeting attended by the director telephonically, and (v) a fee of $1,000 per committee meeting attended by the director. As discussed below, our Board of Directors no longer pays fees for attending or participating in meetings.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Merrill A. McPeak	$57,625	—	$386,400	—	$444,025
Sanford J. Hillsberg	$56,625	—	$386,400	—	$443,025
Jay Venkatesan	$60,250	—	$386,400	—	$446,650
Ryan Maynard	$53,375	—	$755,651	—	$809,026

(1) Represents the grant date value computed in accordance with FASB ASC Topic 718.

At the Board of Directors meeting held in June 2015, our Board decided to henceforth grant stock options at the Board meeting immediately following the annual meeting of stockholders to the directors elected at that meeting, rather than at a Board meeting held at the end of each calendar year. Accordingly, on June 12, 2015, for services to be rendered by the newly elected directors during the following year, each director who was not an employee received an option to purchase up to 35,000 shares at an exercise price of $11.05 (the closing price of our common stock on the date of grant). These options vest in four equal quarterly installments, have a ten-year term, and will be exercisable for two years following termination of service as a member of our Board of Directors, unless the Director is terminated for a cause, in which case the options are terminated. The Board also decided to dispense with per meeting fees and, instead, to pay each director a higher fixed retainer. Accordingly, for the period ending June 2016, our directors will receive the following cash compensation for serving on our Board of Directors and on committees of our Board of Directors:

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•	an annual retainer fee of $35,000 for each director, payable quarterly,

•	an annual retainer fee of $15,000 for the lead director and the chairperson of each Committee of our Board of Directors, payable quarterly, and

•	an annual retainer of $7,500 for serving on any committee in a non-chair capacity.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2014 Annual Meeting of stockholders, the stockholders approved an advisory measure that the stockholders advisory votes on executive compensation be held on an annual basis. The Board of Directors determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers. Please refer to the discussion under “Executive Compensation-Compensation Discussion and Analysis” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under "Executive Compensation -Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Lion Biotechnologies, Inc., as disclosed in the 2016 Proxy Statement of Lion Biotechnologies, Inc. pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, hereby is approved.

This vote is advisory in nature and therefore is not binding on us, our Compensation Committee or our Board of Directors. Our Board and our Compensation Committee, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for advisory approval of the proposal.

MANAGEMENT EXECUTIVE OFFICERS

Executive Officers

The following table sets forth information regarding our current executive officers.

Name	Age	Position

Elma Hawkins, PhD.	59	President and Chief Executive Officer
Molly Henderson	45	Chief Financial Officer and Corporate Secretary
Michael T. Lotze, MD	64	Chief Scientific Officer, Vice President of Research and Development
Steven A. Fischkoff, MD	64	Chief Medical Officer

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Elma Hawkins Ph.D. MBA. Dr. Hawkins has served as our Chief Executive Officer since her appointment effective January 1, 2015. See, “Proposal 1: Election of Directors—Nominees for Director,” above.

Molly Henderson. Ms. Henderson was appointed as our Chief Financial Officer and Corporate Secretary effective as of June 8, 2015. Ms. Henderson served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. From 2013 to 2015, Ms. Henderson relocated her family to Europe, during which time Ms. Henderson advised start-up companies in Switzerland. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

Michael T. Lotze, MD. Dr. Lotze was appointed as our Chief Scientific Officer and our Vice President of Research and Development on March 28, 2016. From 2002 until he joined us, Dr. Lotze worked at the University of Pittsburgh, where he held a number of positions, including director of the Division of Surgical Oncology, Co-leader of Biologic Therapy and Gene Therapy in its Cancer Institute, professor of immunology, surgery and bioengineering; vice chair of research in the department of surgery; and assistant vice chancellor in the university’s six schools of health sciences. He was also director of strategic partnerships within the University of Pittsburgh Cancer Institute and the Catalyst Program in the Clinical and Translational Research Institute. He also was the president of the Society for the Immunotherapy of Cancer, the Director of the Centers of Excellence for the Federation of Clinical Immunology Societies, a Co-founder of the Translational Research Cancer Center Consortium and the Translational Research in Mitochondria, Aging, and Disease, as well as the Co-Chairman of the International DAMPs and HMGB1 Symposia. Dr. Lotze has held several senior scientific and research positions at GlaxoSmithKline Pharmaceuticals and Metacine, Inc. Dr. Lotze completed his MD at the Northwestern University Medical School, and his post-graduate studies at the M. D. Anderson Tumor Institute, Strong Memorial Hospital, National Cancer Institute, and the University of Pittsburgh.

Steven Alan Fischkoff, MD. Dr. Fischkoff was appointed as our Chief Medical Officer on February 4, 2016. From December 2009 until he joined us, Dr. Fischkoff was the Vice President, Clinical and Medical Affairs at Celgene Cellular Therapeutics. Prior thereto, for three years he was the Vice President, Clinical Development at Palatin Technologies, Inc. Dr. Fischkoff has also held senior clinical positions at Medarex, Inc. and Knoll Pharmaceuticals/Abbott Laboratories. Dr. Fischkoff spent 15 years in academic positions at the National Cancer Institute and the medical schools of the University of Maryland and the University of Pennsylvania. He received an MD from the University of Pennsylvania.

EXECUTIVE COMPENSATION —
COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program

The Compensation Committee of our Board of Directors is responsible for establishing the compensation of our Chief Executive Officer and, based on discussions with the Chief Executive Officer, establishing the compensation of our other executive officers. The Compensation Committee has, in the past, at times included the other members of the Board in its deliberations regarding the salaries of our executive officers.

At our 2015 annual meeting of stockholders, on an advisory basis, a significant majority of the stockholders who voted on this matter approved the compensation of our executive officers as disclosed in our 2015 proxy statement. Based in part upon the results of this stockholder advisory vote, the Compensation Committee has determined to follow the stockholders’ recommendation and to continue to follow our historical compensation policies and procedures, subject to recommendations received from our new compensation consulting firm.

This section explains the objectives of our executive compensation program, the compensation decisions we made in 2015 and early 2016 with respect to 2015 compensation, and the factors we considered in making those decisions. This section focuses on the compensation of officers who are listed as our “named executive officers” for 2015 in this proxy statement. These officers are: Elma Hawkins, President and Chief Executive Officer, James Bender, Ph.D., Vice President-Manufacturing, Laszlo Radvanyi, Ph.D., our former Chief Scientific Officer, and Michael Handelman, our former Chief Financial Officer, and Molly Henderson, who became our new Chief Financial Officer in June 2015. Dr. Radvanyi and Mr. Handelman resigned in October, 2015 and June 2015, respectively.

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Compensation Objectives and Philosophy

Our executive compensation program is designed principally to:

•	attract, motivate and retain talented and dedicated executive officers;

•	correlate discretionary annual cash bonuses to the achievement of corporate business and financial objectives; and

•	provide our executive officers with appropriate long-term incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.

To achieve these objectives, we establish (i) annual base salaries at levels that we believe are competitive with base salaries of executives in other comparable publicly-held biopharmaceutical companies, and (ii) discretionary year-end annual cash bonuses based in part on the achievement of key operational and financial goals. We also grant employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help us to improve stockholder value. Our Compensation Committee does not have any formal policies for allocating compensation among the foregoing three components. Rather, our Compensation Committee uses its judgment to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward both short-term and long-term performance. The Compensation Committee evaluates both employee performance and compensation to maintain our company’s ability to attract and retain highly-qualified executives in key positions and to assure that compensation provided to our executives remains competitive when compared to the compensation paid to similarly situated executives of companies that we consider comparable to our company.

Until January 2015, we also issued shares of restricted stock to our executives in order to provide them with a long-term equity incentive. The shares of restricted stock vested over a period of several years and were subject to forfeiture. However, our Compensation Committee currently has no intention to issue additional shares of restricted stock as part of our compensation policies.

Compensation Determination Process and the Role of Executive Officers in Compensation Decisions

We conduct an annual review of executive compensation, generally in November or December of each year, with a presentation by our Chief Executive Officer to our Board of Directors and Compensation Committee regarding each element of our executive compensation arrangements. The Board/Compensation Committee’s most recent review occurred on December 7, 2015, and the Compensation Committee granted year-end options to our executive officers at a meeting held on December 28, 2015. At the Compensation Committee’s direction, our Chief Executive Officer typically prepares an executive compensation review for each executive officer, including our Chief Executive Officer, which includes recommendations for:

•	a proposed year-end cash bonus, if any, (i) payable under the terms of each executive officer’s employment agreement and (ii) under our discretionary cash bonus program, in each case based on the achievement of individual and/or corporate objectives and the applicable terms of the employment agreements;

•	a proposed increase, if any, in base salary for the upcoming year; and

•	an award, if any, of stock options for the year under review.

As part of the compensation review, our Compensation Committee also considers changes to an executive’s employment agreement, compensation arrangements, responsibilities or severance arrangements.

In accordance with Nasdaq requirements, the Compensation Committee also meets in so-called executive session without the Chief Executive Officer to consider and make recommendations to our Board of Directors regarding the Chief Executive Officer’s compensation, including base salary and cash bonus. The Compensation Committee awards year-end annual stock option grants to our Chief Executive Officer and other executive officers. With the exception of these executive sessions of the Compensation Committee, our Chief Executive Officer generally participates in all deliberations of the Compensation Committee and of our Board of Directors relating to executive compensation. From time to time at the request of the Compensation Committee, members of our executive management team, including our Chief Financial Officer, may provide information to the Compensation Committee and may attend all or a portion of Board of Directors or Compensation Committee meetings at which executive officer compensation issues are addressed.

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In conjunction with the year-end annual compensation review, or as soon as practicable after the fiscal year-end (but no later than March 15 of each year), the Chief Executive Officer recommends to the Compensation Committee the corporate objectives and other criteria to be utilized for purposes of determining cash bonuses for the upcoming year. The Compensation Committee in its discretion may revise the Chief Executive Officer’s recommendations or make its own recommendations to our Board of Directors, which may in turn suggest further revisions. At the end of the year, the Compensation Committee, in consultation with our Chief Executive Officer, reviews each performance goal and determines the extent to which we achieved such goals. For a description of some of the goals established for 2015, see “2015 Named Executive Officer Compensation—Annual and Special Cash Bonuses,” below.

Setting Executive Compensation

Compensation Committee, Board of Directors and Chief Executive Officer

The Compensation Committee of our Board has the primary responsibility for determining compensation of our executives. Our Board has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules, is an “outside director” as defined in Section 162(m) of the Internal Revenue Code, or the Code, and a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee determines all compensation matters for our named executive officers, including base salary, bonuses, and equity compensation. Our Board of Directors, after considering the recommendations of the Compensation Committee, makes the final determination with respect to the compensation of our Chief Executive Officer. Utilizing input from our Chief Executive Officer, the Compensation Committee makes an independent decision on compensation for each other executive officer, although our Compensation Committee has, on occasion, submitted its compensation determinations for executive officers to the full Board of Directors for the Board’s approval. The Chief Executive Officer makes compensation determinations of our non-executive staff.

Because this company was a smaller reporting company in 2014 and 2015, the relatively uncomplicated nature of our executive compensation program, and cost considerations, the Compensation Committee heretofore had not employed an outside compensation consultant. However, in December 2015 the Compensation Committee hired Radford, an independent compensation consulting firm, as the compensation consultant to the Compensation Committee for the compensation cycle ending December 2016.

Although the Compensation Committee did not employ a compensation consultant in 2014 or 2015 when establishing executive compensation for 2015, at the direction of the Compensation Committee our management gathered market data from publicly available sources to provide the Compensation Committee with a framework and reference points for evaluating the compensation of our executive officers against the corresponding executive officer compensation of the companies surveyed. The market data included information as to base salaries, targeted cash bonuses and stock option awards.

The Compensation Committee had no policy regarding the use of benchmarks when establishing executive compensation for 2015, and we have no established policy or target for the allocation between cash and non-cash incentive compensation. Although the Compensation Committee and our Board of Directors did not tie, or benchmark, the compensation of our executives to the average compensation, or any particular percentile of compensation, of executives of the companies surveyed, our Board and Compensation Committee did use the market data as reference points in making their executive compensation determinations. Now that the Compensation Committee has hired Radford as its compensation consultant for the year ending December 2016, the Compensation Committee intends to give additional consideration to peer company comparative framework and benchmarks when establishing executive salaries, bonuses and other compensation for 2016.

Use of Compensation Consultants

The Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities. However, neither the Compensation Committee nor our Board of Directors utilized compensation consultants in establishing executive compensation for 2015 or any prior years. Now that the Compensation Committee has retained Radford, the committee intends to include the executive compensation data prepared by Radford in February 2016 in establishing 2016 compensation levels, including salaries, target bonuses and stock option grant levels for this company’s executive officers.

Elements of Executive Compensation

We have designed and implemented compensation policies that have historically allowed us to recruit both in the geographic areas where we operate and where our executives reside, as the case may be (i.e., New York, Florida and California). For 2015, the principal components of compensation for our named executive officers consisted of:

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•	a base salary;

•	an annual year-end cash bonus; and

•	an annual year-end stock option award.

Base Salary

We provide our executive officers with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, if any;

•	each executive’s individual performance;

•	an internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•	base salaries paid by comparable companies in the biopharmaceutical industry that have a similar business and financial profile.

Salary levels are considered annually as part of the company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by the Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies. As described below, except for the increase in Dr. Hawkins’ salary in connection with her promotion to Chief Executive Officer effective January 1, 2015, and an automatic 3% salary increase received by Mr. Bender, no salary increases were implemented for any officer for the year ended December 2015.

Annual Cash Bonuses

We provide an opportunity for each of our named executive officers to receive an annual cash incentive bonus based on the satisfaction of individual and company objectives established by our Board of Directors. For any given year, these objectives may include individualized goals or company-wide goals that relate to operational, strategic or financial factors such as progress in developing or commercializing our product candidates, establishing and maintaining of key business relationships, raising or maintaining certain levels of capital, or improving our results of operations.

Historically at its annual year-end meeting to consider executive compensation, the Compensation Committee, in consultation with management, has established corporate goals for the upcoming fiscal year for purposes of, among other things, making its recommendations regarding its discretionary annual bonus awards (and stock option grants) for the upcoming year to our named executive officers.

The employment agreements of the named executive officers and our other executives entitle the officers to an annual end-of-year cash bonus. For 2015, such year-end bonuses ranged from 25% to 40% of the executive officer’s annual base salary conditioned on the satisfaction of the individual and company objectives that were established by the Compensation Committee. Based on the satisfaction of most of the 2015 goals and the compensation report of Radford, we have increased the annual year-end target incentive cash bonus for the current fiscal year ending December 31, 2016 to a range of 30% to 50% of the executive’s base salary, conditioned on the satisfaction of individual and company objectives.

The Compensation Committee evaluates the achievement level of individual and corporate objectives as it relates to annual cash bonuses for executive officers and makes it views known to the full Board as part of its final compensation deliberations. The Compensation Committee also considers the bonuses paid by comparable companies. The Compensation Committee, or where appropriate, the Board may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or to award smaller bonuses.

See the discussion below of the cash bonuses to the named executive officers for 2015.

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Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our officers and other employees through the use of equity awards, the value of which depends on our stock performance. We established our 2014 Equity Incentive Plan to provide all of our employees, including our executive officers, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for executives, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

Typically, equity awards are granted annually at, or soon after, the end of each year. In addition, we generally grant equity awards upon an employee’s hire.

The determination of whether to grant stock options, as well as the size of such grants, to our executive officers involves subjective assessments by the Compensation Committee and our Board of Directors and, with respect to executive officers other than herself, our Chief Executive Officer. Generally, annual equity awards are driven by our desire to retain and motivate our executives, and we consider individual performance and contributions during the preceding year to the extent the Compensation Committee and our Board of Directors believe such factors are relevant. As with base salary and cash bonuses, in evaluating and determining stock option grants to our executive officers for 2015, the Compensation Committee and our Board of Directors also considered publicly available data prepared by management at the request of the Compensation Committee from other clinical stage oncology companies identified by the Compensation Committee.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest over the first three years of the ten-year option term. Vesting and exercise rights generally cease upon termination of employment (unless such termination is without "cause" or is for "good reason"), except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance.

Our board of directors may grant our Chief Executive Officer the discretion to grant options to non-executive employees upon joining our company, and to make grants from an additional “discretionary pool” during each annual non-executive employee review cycle. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, which may include the attainment of product development milestones (such as commencement and completion of clinical trials) and attaining other annual corporate goals and objectives. In December 2015, the Compensation Committee granted our Chief Executive Officer the discretion to grant options to our non-executive employees for up to a total of 72,000 shares.

On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of bonus stock, restricted stock and restricted stock units, although the Compensation Committee does not currently plan to do so in the near future.

It is our policy to award stock options at an exercise price equal to the closing price on The Nasdaq Global Market of our common stock on the date of the grant. For purposes of determining the exercise price of stock options, the grant date is deemed to be the later of the first day of employment for newly hired employees, or the date on which the Compensation Committee or the Chief Executive Officer, as applicable, approves the stock option grant to existing employees.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial statement goals.

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Prior to 2015, in addition to granting our executive officers stock options, we also used to grant shares of restricted stock that vested over a period of three years. Our Board of Directors has decided that we would at this time no longer grant shares of restricted stock. The last grant of shares of restricted stock to an executive officer was the grant in August 2014 to Dr. Hawkins in connection with hiring her as our new President and Chief Operating Officer. At that time, we granted Dr. Hawkins 200,000 shares of restricted stock, which shares vest in three installments. The first installment of 40,000 shares vested on February 28, 2015, 60,000 shares vested on February 28, 2016, and the remaining 100,000 shares shall vest on February 28, 2017.

We do not take into consideration any amounts realized by our named executive officers from prior stock option or stock awards in determining whether to grant new stock options or stock awards.

Other Aspects of Our Compensation Philosophy

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees. These benefits include medical, dental, vision, and disability benefits and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our Board of Directors. We made matching contributions of up to 3% of the annual salaries to the 401(k) Plan for 2015. Matching contributions, if any, and employee contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Stock Ownership Guidelines

Although stock option grants encourage equity ownership, we currently do not require our directors or executive officers to own a particular number of shares of our common stock. We believe that stock and option holdings among our directors and executive officers are adequate at this time to appropriately align their interests with those of our stockholders.

Perquisites

Our executive officers participate in the same group insurance and employee benefit plans as our other salaried employees, and we do not provide other special benefits or other perquisites to our executive officers.

2015 Named Executive Officer Compensation

Salary

Elma Hawkins Ph.D became our President and Chief Operating Officer in August 2014. In December 2014, Dr. Hawkins was appointed as our President and Chief Executive Officer, effective January 1, 2015. In connection with her promotion to Chief Executive Officer, we increased Dr. Hawkins’ 2015 annual salary from $325,000 to $400,000. The salary increase was based on the increase in Dr. Hawkins’ duties as Chief Executive Officer, as well as a review and analysis of the salaries of executives of other public, clinical stage oncology companies as indicated in the informal market data assembled for our Compensation Committee by management from publicly available sources.

Molly Henderson was appointed as our new Chief Financial Officer and Corporate Secretary in June 2015. In connection with her appointment as Chief Financial Officer, we agreed to pay Ms. Henderson an annual salary of $275,000. In establishing Ms. Henderson’s base salary for 2015, the Compensation Committee took into account her finance and accounting background and level of experience and the salary level of other public, clinical stage, oncology companies.

The salaries of James Bender, Ph.D., our current Vice President-Manufacturing, Laszlo Radvanyi, Ph.D., our former Chief Scientific Officer, and Michael Handelman, our former Chief Financial Officer, were not changed from 2014 to 2015. Mr. Bender did, however, receive an automatic 3% cost of living salary increase in 2015.

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In March 2016, we increased the base salaries payable to each of our executive officers for 2016. The increases in the 2016 base salaries over the 2015 base salaries were made in consideration of the attainment, or substantial progress in attaining, of our principal corporate goals for 2015 and the subjective assessment of each executive officer’s performance of his or her primary responsibilities. In addition, salary levels for our executive officers also were adjusted to be more in line with our peer group and to be more competitive. Accordingly, the 2016 salaries of Dr. Hawkins, Ms. Henderson and Mr. Bender were increased to $500,000, $300,000 and $225,000, respectively. Despite the increases, we believe that these salary levels are below the 50th percentile of comparable companies in Radford’s survey group and market studies.

Annual and Special Cash Bonuses

Under the employment agreements we entered into with Elma Hawkins, our Chief Executive Officer, Molly Henderson, our Chief Financial Officer, and James Bender, Ph.D., our Vice President-Manufacturing, Dr. Hawkins, Ms. Henderson and Mr. Bender were entitled to annual cash bonuses in an amount equal to 40%, 25% and 25%, respectively, of their annual base salaries conditioned on the satisfaction of the individual and company objectives that are established annually by the Compensation Committee/Board of Directors. Since Dr. Radvanyi and Mr. Handelman were no longer employed by us at the end of 2015, they were not entitled to receive year-end cash bonuses. Early in 2015 our Compensation Committee recommended, and our Board of Directors approved, corporate goals that, in their judgment, represented matters over which the named executive officers have significant operational control and on which our Board of Directors believed they should focus to move our strategic plan forward and enhance stockholder value. For 2015, the Compensation Committee and the Board of Directors established certain performance goals, including the following:

▪	Raise more than $35 million of equity;

▪	Arrange for the company’s common stock to be listed on Nasdaq;

▪	Obtain exclusive and ancillary licenses covered by the CRADA;

▪	Obtain orphan designation for LN-144 in melanoma;

▪	File an IND for one non-melanoma indication;

▪	Build out various organizational functions; and

▪	Formulate U.S. and EU regulatory plans for LN-144 registration;.

For 2015, the Compensation Committee determined that each of the corporate goals had either been fully or substantially met, and that all persons eligible for a discretionary bonus would be paid their full target cash bonuses. As a result, Dr. Hawkins, Ms. Henderson and Mr. Bender received $160,000, $41,100, and $54,000, respectively. Ms. Henderson’s annual cash bonus was pro-rated to reflect the fact that she joined the company in mid-year.

Stock Option Awards

As part of its year-end option grant program, for 2015 the Compensation Committee granted to Dr. Hawkins, an incentive stock option to purchase up to 58,939 shares of our common stock. On that same date, the Compensation Committee also granted an incentive stock option to Ms. Henderson to purchase up to 21,116 shares of common stock, and options to Mr. Bender for 27,622 shares. All options had an exercise price equal to the market price of our common stock ($7.58) on the date of grant (December 28, 2015). One third of the shares underlying these options will vest on December 28, 2016, and the remaining shares underlying the options will vest in eight equal quarterly (three month) installments over the two years after December 28, 2016.

In connection with hiring Molly Henderson as our new Chief Financial Officer, in June 2015 the Compensation Committee granted Ms. Henderson stock options to purchase an aggregate of 200,000 shares of the company’s common stock. The stock options have an exercise price of $10.69, which price was the closing trading price of the common stock on June 8, 2015. Provided that Ms. Henderson is still employed with us on the following dates, the foregoing stock options will vest in installments as follows: (i) Options for the purchase of 66,672 shares shall vest on June 8, 2016; and (ii) the remaining stock options shall thereafter vest as to 16,666 shares at the end of each quarter over the following two years.

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Other Policies and Considerations

Relationship Between Compensation Elements

Each element of executive officer compensation in 2015 considered the same element paid to executive officers holding the similar position at comparable companies, but no fixed benchmark or other objective formula was utilized when determining the relative proportion of salary, cash incentive or equity awards relative to each other or to total compensation.

Employment Agreements and Termination Benefits

We have entered into substantially similar written employment agreements with each of our current and past named executive officers. The main purpose of these agreements is to protect the company from business risks such as competition for the executives’ service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship. Each of these employment agreements can be terminated by either party at any time. Each employment agreement was individually negotiated, so there are some variations in the terms among executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the company retain the named executive officers by providing them with a competitive employment arrangement and compensation for termination of their employment by us without “cause.”

In the event of termination of an executive’s employment without “cause,” the named executive officers were, or will be, entitled to a lump-sum payment equal to six months of base salary (12 months in the case of Dr. Hawkins and Ms. Henderson). The named executive officers’ agreements also provide for our continuation of medical benefits during the severance period. If a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason” within six months before, or one year following a change of control of this company, the named executive officers will be entitled to a lump-sum payment equal to six months of base salary (12 months in the case of Dr. Hawkins, in each case including the amount of their respective minimum bonuses for those periods). In addition, if a named executive officer’s employment is terminated by us without “cause” or by them for “good reason,” his or her unvested stock options vest immediately.

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of the end of 2015, are described in detail in the section below entitled “Executive Compensation – Potential Payments Upon Termination/Change of Control.”

2015 Stockholder Advisory Vote

Each year, we hold a non-binding advisory stockholder vote on the compensation program for our named executive officers. At our annual stockholder meetings held in November 2014 and June 2015, our stockholders approved, on an advisory basis, the compensation of our named executive officers. In evaluating our compensation arrangements in early 2015 (and most recently for 2015 year-end bonuses), we considered the support our stockholders of our compensation arrangements and objectives. As a result, our Compensation Committee retains our general approach to executive compensation, and continues to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. Our Compensation Committee values the opinions of our stockholders and will take our stockholders’ opinions into account when making compensation decisions for the members of our executive team, including the named executive officers.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million deduction limit. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

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Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected our executive compensation decisions.

“Clawbacks”

We have not established any policy regarding recoupment, or “clawback,” of any performance-based compensation in the event our company’s historical financial results are subsequently revised or restated in a way that would have produced a lower compensation amount.

The foregoing policies remained in place through 2015, and, unless otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2015 served as one of our officers, former officers or employees. During 2015, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that this “Compensation Discussion and Analysis” be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Sanford J. Hillsberg, Chairman
Jay Venkatesan

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Compensation of Executive Officers

The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2015 to (i) Elma Hawkins, Ph.D., the only individual who served as our principal executive officer during the year ended December 31, 2015, (ii) Molly Henderson and Michael Handelman, each of whom served as our acting principal financial officer during the year ended December 31, 2015, (iii) the executive officers who served on December 31, 2015 and were compensated more than $100,000 in 2015, and (iv) the other persons who served as executive officers in 2015, but were no longer employed by us on December 31, 2015. The following executives are herein referred to as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (6)		Option Awards (6)		All other Compensation	Total
Elma Hawkins, Ph.D.	2015	$400,000	$160,000	-		$441,453		-	$1,001,453
President and Chief Operating Officer(1)	2014	$277,292	$59,583	$1,120,000	(2)	$3,637,924	(2)	-	$5,094,799

Molly Henderson, current Chief Financial Officer (2)	2015	$154,247	$40,104	-		$2,294,159		-	$2,488,510

James Bender, Ph.D.	2015	$216,300	$55,697	-		$206,889		-	$478,886
Vice President-Manufacturing(3)	2014	$207,712	$82,500	$959,840		$1,249,716		-	$2,499,768

Laszlo Radvanyi, Ph.D.(4)	2015	$217,508	-	-		-			$217,508
Former Chief Scientific Officer	2014	$130,769	$56,458	$1,171,800		$1,369,068		-	$2,728,095

Michael Handelman(5)	2015	$116,077	-	-		-		-	$116,077
Former Chief Financial Officer	2014	$180,000	$45,000	$641,250		$887,507		-	$1,753,757
	2013	$180,000	-	-		-		-	$180,000

(1)	Dr. Hawkins became our President and Chief Operating Officer on August 21, 2014 and or President and Chief Executive Officer effective January 1, 2015. Prior thereto, from February 2014 through August 21, 2014 she provided consulting services as our Head of Clinical Development. Compensation shown for 2014 in this table includes compensation paid to Dr. Hawkins both as a consultant and as our President and Chief Operating Officer. The compensation she received as an officer in 2014 consisted of $137,222 of salary and options to purchase 400,000 shares of our common stock (having a grant date fair value of $2,516,973). As consultant, her compensation consisted of $159,693 of fees, options to purchase 200,000 shares (having a grant date fair value of $1,120,951), and 200,000 shares of restricted stock (having a grant date fair value of $1,120,000).

(2)	Ms. Henderson became our Chief Financial Officer on June 8, 2015.

(3)	Dr. Bender became our Vice President—Manufacturing on January 6, 2014.

(4)	Dr. Radvanyi became our Chief Scientific Officer in June 2014 and resigned in October 2015.

(5)	Ms. Handelman resigned effective June 8, 2015.

(6)	The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718 for the indicated year, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. The assumptions we used in valuing options and restricted stock are described more fully in the footnotes to our financial statements incorporated in our Annual Report on Form 10-K for the year ended December 31, 2015.

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2015 Grants of Plan-Based Awards

In 2015, we granted stock options to our named executive officers under our 2014 Equity Incentive Plan (the “2014 Plan”) as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Elma Hawkins, Ph.D.	12/28/15	58,939	$7.58	$441,453
President and Chief Operating Officer

Molly Henderson	6/8/15	200,000	$10.69	$2,136,000
Chief Financial Officer	12/28/15	21,116	$7.58	$158,159

James Bender, Ph.D.	12/28/15	27,622	$7.58	$206,889
Vice President—Manufacturing

Laszlo Radvanyi, Ph.D.	-0-	-0-	-0-	-0-
Former Chief Scientific Officer

Michael Handelman	-0-	-0-	-0-	-0-
Former Chief Financial Officer

(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

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Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2015 under our 2010 Equity Compensation Plan (the "2010 Plan"), 2011 Equity Incentive Plan (the “2011 Plan”) and 2014 Plan:

Outstanding Equity Awards At Year Ended December 30, 2015

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Elma Hawkins, current President and Chief Executive Officer(1)	2/21/14	116,666	83,334	-0-	5.60	2/21/19	160,000	1,235,000	-0-	-0-
	8/21/14	52,083	72,917	-0-	6.70	8/21/24	-0-	-0-	-0-	-0-
	12/12/14	91,667	183,333	-0-	6.15	12/12/24	-0-	-0-	-0-	-0-
	12/28/15	-0-	58,939	-0-	7.58	12/28/25	-0-	-0-	-0-	-0-
	Total	260,416	398,523	-0-			160,000	1,235,000	-0-	-0-

Molly Henderson	6/8/15	-0-	200,000	-0-	10.69	6/8/25	-0-	-0-	-0-	-0-
Chief Financial Officer(2)	12/28/15	-0-	21,116	-0-	7.58	12/28/25	-0-	-0-	-0-	-0-
	Total	-0-	221,116

James Bender, Vice President-Manufacturing(3)	1/6/14	58,332	41,668	-0-	9.60	1/16/24	50,000	386,000	-0-	-0-
	12/5/14	15,555	31,113	-0-	6.25	12/5/24	-0-	-0-	-0-	-0-
	12/28/15	-0-	27,622	-0-	7.58	12/28/25	-0-	-0-	-0-	-0-
	Total	73,887	100,403	-0-			50,000	386,000	-0-	-0-

Laszlo Radvanyi, Former Chief Scientific Officer(4)	6/23/14	-0-	180,000	-0-	6.51	6/23/24	-0-	-0-	-0-	-0-
	12/5/14	-0-	32,407	-0-	6.25	12/5/24	-0-	-0-
	Total	-0-	212,407	-0-			-0-	-0-	-0-	-0-

Michael Handelman, Former Chief Financial Officer(5)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	Total	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)          (i) The stock option to purchase 200,000 shares that has an exercise price of $5.60 and will vest in installments as follows: The option to the purchase of 66,666 shares vested on February 21, 2015; and the remaining shares under the option shall vest in eight equal quarterly (three month) installments over the next two years after February 21, 2015. (ii) The stock option to purchase 125,000 shares at an exercise price of $6.70 will vest in three installments as follows: The right to purchase 41,667 shares shall vest on August 21, 2015; and the remaining shares shall vest quarterly over the next two years after August 21, 2015. (iii) The stock option grant for 275,000 shares with an exercise price of $6.15 vests as to 91,667 shares on January 1, 2016; the remaining options vest quarterly over the next two years after January 1, 2016. (iv) The stock option grant for 58,939 shares with an exercise price of $7.58 vests as to 19,646 shares on December 28, 2016, and the remaining options vest in eight quarterly installments thereafter.

(2)          (i) The stock option grant for 200,000 shares with an exercise price of $10.69 vests as to 66,672 shares on June 8, 2016, and the remaining shares shall vest as to 16,666 shares at the end of each quarter over the following two years after June 8, 2016. (ii) The stock option grant for 21,116 shares with an exercise price of $7.58 vests as to 7,039 shares on December 28, 2016, and the remaining options vest in eight quarterly installments thereafter.

(3)          (i) The stock option grant for 100,000 shares at an exercise price of $9.60 vests in three installments as follows: Options for the purchase of 33,333 shares vested on January 6, 2015, and the remaining shares vest quarterly over the next two years thereafter. (ii) The stock options for 46,667 shares with an exercise price of $6.25 vested as to 33.33% of the shares on December 15, 2015, and the balance vest over two years in eight equal quarterly installments thereafter. (ii) The stock option grant for 27,622116 shares with an exercise price of $7.58 vests as to 9,207 shares on December 28, 2016, and the remaining options vest in eight quarterly installments thereafter.

(4)          Dr. Radvanyi resigned on October 2, 2015. Accordingly, these stock options expired on January 2, 2016.

(5)          Mr. Handelman resigned in June 2015. All options that he owned were either exercise or forfeited within 90 days after his resignation. Accordingly, Mr. Handelman held no equity awards as of December 31, 2015.

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Option Exercises in 2015

No named executive officer exercised stock options in 2015.

Employment Agreements

Elma Hawkins, PhD. MBA. Dr. Hawkins entered into an employment agreement with us on August 21, 2014 pursuant to which she agreed to serve as our President and Chief Operating Officer. On December 12, 2014, Dr. Hawkins was appointed as our Chief Executive Officer, effective January 1, 2015. In connection with her appointment as Chief Executive Officer, we agreed to pay Dr. Hawkins an annual salary of $350,000, which amount would automatically increase to $400,000 when we raised more than $25 million in a public offering. We completed the public offering later in December 2014, so Dr. Hawkins’ salary in 2015 was $400,000. As the Company’s President and Chief Executive Officer, in 2016 Dr. Hawkins was also entitled to a year-end incentive bonus of up to 40% of her base salary. Under her amended employment agreement, Dr. Hawkins was also be granted a stock option to purchase 275,000 shares of common stock at an exercise price equal $6.15 per share (the closing price of the common stock on December 12, 2014). Provided that she is still employed with the Company on the following dates, the option for these 275,000 shares vest over three years as follows: (i) 91,667 shares vested on January 1, 2016; and (ii) the remaining shares shall vest quarterly over the next two years after January 1, 2016. In December 2015, we increased Dr. Hawkins’ 2016 annual salary to $500,000 and increased Dr. Hawkins’ target incentive bonus for 2016 to 50% of her 2016 annual salary.

Either party can terminate Dr. Hawkins’ employment agreement at any time; provided, however, that if we terminate Dr. Hawkins’ employment agreement without cause (as defined in the employment agreement), all of her unvested stock options and unvested shares of restricted stock will become fully vested, and she shall have twelve months from the date of termination within which to exercise her vested options. In addition, Dr. Hawkins will be eligible to receive a severance payment equal to twelve months of her then base salary. If, within six months immediately preceding a Change in Control (as defined in his employment agreement) or within 12 months immediately following a Change of Control, Dr. Hawkins’ employment is terminated by us for any reason other than cause, then Dr. Hawkins’ unvested stock options and shares of restricted stock will immediately vest and she will be entitled to receive a severance payment equal to twelve months of her then base salary. Had the employment agreement been terminated by us without “cause” or following a change in control on December 31, 2015, Dr. Hawkins would have been entitled to receive a severance payment of $400,000 and health insurance benefits of approximately $15,000 (representing the family health benefit payments for a twelve-month period).

Molly Henderson. On June 8, 2015 we entered into a new employment agreement with Molly Henderson pursuant to which Ms. Henderson will continue to serve as our Chief Financial Officer. Under her employment agreement, Ms. Henderson was entitled to receive an annual salary of $275,000. In December 2015, we increased Ms. Henderson’s annual salary to $300,000. Effective as of June 8, 2015, we granted Ms. Henderson (i) a five-year stock option to purchase an aggregate of 200,000 shares of the Company’s common stock. The stock options have an exercise price of $10.69 per share, the fair market value of the common stock on June 8, 2015. Provided that Ms. Henderson is still employed with the Company on the following dates, the foregoing stock options will vest as follows: Options for the purchase of 66,672 shares shall vest on June 8, 2016; and thereafter the remaining shares shall vest in equal quarterly installments of 16,666 shares over the next two years.

Either party can terminate the employment agreement and Ms. Henderson’s employment without cause at any time. Upon termination of the employment agreement, except as otherwise provided in the employment agreement, the unvested options will be forfeited and returned to the Company. However, if we terminate Ms. Henderson’s employment without cause (as defined in the agreement) any of Ms. Henderson’s unvested stock options will become fully vested, and she shall have twelve months from the date of termination within which to exercise her vested options. Furthermore, if we terminate the employment agreement without cause, Ms. Henderson will be eligible to receive a severance payment equivalent to twelve months of her then base salary. Had the employment agreement been terminated by us without “cause” or following a change in control on December 31, 2015, Dr. Hawkins would have been entitled to receive a severance payment of $300,000 and health insurance benefits of approximately $15,000 (representing the family health benefit payments for a twelve-month period).

Michael T. Lotze MD. Dr. Lozte entered into an employment agreement with us to serve as our Chief Scientific Officer and our Vice President of Research and Development commencing on March 28, 2015. Under his employment agreement, Dr. Lotze entitled to receive an annual salary of $400,000. He also is entitled to a year-end incentive bonus of up to 37.5% of his base salary. Effective as of March 28, 2015, we granted Dr. Lotze stock options to purchase an aggregate of 225,000 shares of our common stock, which options have an exercise price of $4.54, the fair market value of the common stock on March 28, 2015. Provided that he is still employed with us on the following dates, the foregoing stock options will vest as follows: (i) 112,500 of the foregoing stock options will vest in three installments as follows: (i) options for the purchase of 22,500 shares shall vest on March 28, 2017; (ii) options for the purchase of 33,750 shares shall vest on March 28, 2018; and (iii) options for the purchase of 56,250 shares shall vest on March 28, 2019. Of the remaining shares, 56,250 shares shall vest upon the successful enrollment of our first patient in a registration trial, and the remaining 56,250 shares shall vest upon the successful submission of a BLA to the FDA. Either party can terminate the employment at any time.

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Steven A. Fischkoff MD. Dr. Fischkoff entered into an employment agreement with us to serve as our Chief Medical Officer on February 4, 2016. Under his employment agreement, Dr. Fischkoff entitled to receive an annual salary of $400,000. He also is entitled to a year-end incentive bonus of up to 35% of his base salary. Effective as of February 4, 2016, we granted Dr. Fischkoff stock options to purchase an aggregate of 225,000 shares of our common stock, which options have an exercise price of $5.43, the fair market value of the common stock on February 4, 2016. Provided that he is still employed with us on the following dates, the foregoing stock options will vest as follows: (i) Options for the purchase of 75,000 shares shall vest on February 4, 2017; and (ii) the remaining stock options shall vest as to 18,750 shares at the end of each quarter over the next two years ending February 4, 2019.

Either party can terminate the employment agreement and Dr. Fischkoff’s employment without cause at any time. Upon termination of the employment agreement, except as otherwise provided in the agreement, the unvested options and the unvested shares of restricted stock will be forfeited and returned to the Company. However, if we terminate Dr. Fischkoff’s employment without cause (as defined in the agreement) any of Dr. Fischkoff’s unvested stock options will become fully vested, and he shall have twelve months from the date of termination within which to exercise his vested options. Furthermore, if we terminate the employment agreement without cause, Dr. Fischkoff will be eligible to receive a severance payment equivalent to twelve months of his then base salary.

2010 Equity Compensation Plan

On March 29, 2010, our Board adopted the Genesis Biopharma, Inc. 2010 Equity Compensation Plan (the "2010 Plan") pursuant to which the Board reserved an aggregate of 35,000 shares of common stock for future issuance. The 2010 Plan provided for awards of incentive stock options, non-qualified stock options, rights to acquire restricted stock, rights to acquire unrestricted stock, and stock appreciation rights, or SARs, but since we did not obtain stockholder approval of the 2010 Plan within twelve (12) months after the date the Board adopted the 2010 Plan, incentive stock options could not be granted. As of October 2011, options for the issuance of all 35,000 shares had been granted, and no shares were available for additional grants under the 2010 Plan.

2011 Equity Incentive Plan

As of October 14, 2011, we adopted our 2011 Equity Incentive Plan (the “2011 Plan”). Employees, directors, consultants and advisors of the Company are eligible to participate in the 2011 Plan. The 2011 Plan initially had 180,000 shares of common stock reserved for issuance in the form of incentive stock options, non-qualified options, common stock, and grant appreciation rights. The 2011 Plan was not approved by our stockholders within the required one-year period following its adoption and, accordingly, no incentive stock options can be granted under that plan. In August 2013 our Board of Directors and a majority of our stockholders approved an amendment to increase the number of shares available under the 2011 Plan from 180,000 shares to 1,700,000 shares, and an amendment to increase the number options or other awards that can be granted to any one person during a twelve (12) month period from 50,000 shares to 300,000 shares. The foregoing amendment to the 2011 Plan became effective in September 2013. As of December 31, 2015, no shares were available for future grant under the 2011 Plan.

2014 Equity Incentive Plan

On September 19, 2014, our Board adopted the Lion Biotechnologies, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and the 2014 Plan was approved by our stockholders at the annual meeting of stockholders held in November 2014. The 2014 Plan initially authorized the issuance up to an aggregate of 2,350,000 shares of common stock. At our annual meeting held on June 12, 2015, our stockholders approved an increase in the total number of shares that can be issued under the 2014 Plan from 2,350,000 shares to 4,000,000 shares.

Terms and Conditions of the Amended 2014 Plan

The 2014 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect strong corporate governance practices, including:

Continued broad-based eligibility for equity awards. We have granted stock options to most of our full-time employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

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Stockholder approval is required for additional shares. The 2014 Plan does not contain an annual “evergreen” provision. The 2014 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares beyond those already approved under the 2014 Plan.

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights are intended to have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

The Board is prohibited from taking action related to the 2014 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders. The 2014 Plan requires that the Board obtain the approval of our stockholders before taking actions that would be deemed to be a repricing under generally accepted accounting principles, including reducing the exercise price of any outstanding stock option and/or cancelling and re-granting any outstanding stock option to reduce the exercise price of the option.

The following is a summary of the principal features of the 2014 Plan.

General. The 2014 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, and stock appreciation rights, or SARs. Incentive stock options (“ISOs”) granted under the 2014 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options (NQSOs) granted under the 2014 Plan are not intended to qualify as incentive stock options under the Code. See “Certain Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the 2014 Plan.

Purpose. Our Board adopted the 2014 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration. Our Board of Directors has authorized our Compensation Committee to administer the 2014 Plan, although the Board also, from time to time, participates in the administration of the 2014 Plan and the grant of options. Subject to the provisions of the 2014 Plan, our Compensation Committee has the power to determine in its discretion: (a) to grant options and SARs and grant or sell restricted stock; (b) to determine the fair market value of the shares of common stock subject to options or other awards; (c) to determine the exercise price of options granted, which shall be no less than the fair market value of any common stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on common stock over not less than the value of our common stock on the date of grant, or the offering price of restricted stock; (d) to determine the persons to whom, and the time or times at which, options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each option or SAR or the number of shares of restricted stock granted or sold; (e) to construe and interpret the terms and provisions of the 2014 Plan, of any applicable agreement and all options and SARs granted under the 2014 Plan, and of any restricted stock award under the 2014 Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the 2014 Plan; (g) to determine the terms and provisions of each option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (h) with the consent of the grantee, to rescind any award or exercise of an option or SAR; (ix) to modify or amend the terms of any option, SAR or restricted stock (with the consent of the grantee or holder of the restricted stock if the modification or amendment is adverse to the grantee or holder); (i) to accelerate or defer (with the consent of the grantee) the exercise date of any option or SAR or the date on which the restrictions on restricted stock lapse; (j) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an option by such optionee; (k) to authorize any person to execute on behalf of our company any instrument evidencing the grant of an option, SAR or award of restricted stock; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purpose of the 2014 Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of the 2014 Plan, any applicable agreement, option, SAR or award of restricted stock.

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Eligibility. Incentive stock options may be granted under the 2014 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2014 Plan.

Terms of Options and SARs. The exercise price of incentive stock options may not be less than the fair market value of our common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of our common stock on the date of grant.

Options granted under the 2014 Plan may be exercisable in increments, or “vest,” as determined by our Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised, with the consent of the optionee. The maximum term of options and SARs under the 2014 Plan is ten years, except that in certain cases the maximum term is five years. Options and SARs awarded under the 2014 Plan generally will terminate 90 days after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option or SAR. Our Board may grant nonstatutory stock options and SARs that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our Board or the Compensation Committee may issue shares of restricted stock under the 2014 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board/Compensation Committee. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement

Adjustment Provisions. If our common stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to each option and SAR outstanding under the 2014 Plan, and the exercise price of each outstanding option and the base value of SAR, will be automatically and proportionately adjusted, except that our company will not be required to issue fractional shares as a result of any such adjustments. Such adjustment in any outstanding option or SAR will be made without change in the total price applicable to the unexercised portion of the option or SAR, but with a corresponding adjustment in the price for each share covered by the unexercised portion of the option or SAR.

Effect of Certain Corporate Events. Except as otherwise provided in the applicable agreement, in the event of (i) a liquidation or dissolution of our company, (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary), or (iii) a sale of all or substantially all of the assets of our company in a single transaction or a series of related transactions, all options and SARs will terminate upon consummation of the transaction unless our Board determines that they will survive. If our Board determines that outstanding options and SARs will survive, and if our company will not be the surviving entity in the transaction, our Board may provide that the outstanding options and SARs will be assumed or an equivalent option or SAR substituted by an applicable successor entity or any affiliate of the successor entity. If outstanding options and SARs are to terminate upon consummation of the corporate transaction, any options or SARs outstanding immediately prior to the consummation of the corporate transaction will be deemed fully vested and exercisable immediately prior to the consummation of the corporate transaction (provided that the option or SAR has not expired by its terms and that the grantee takes all steps necessary to exercise the option or SAR prior to the corporate transaction as required by the agreement evidencing the option or SAR).

Duration, Amendment and Termination. Our Board may suspend or terminate the 2014 Plan without stockholder approval or ratification, subject to certain restrictions, at any time or from time to time. Unless sooner terminated, the 2014 Plan will terminate ten years from the date of its adoption by our Board, or on September 19, 2024.

Our Board may also amend the 2014 Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board may submit any other amendment to the 2014 Plan for stockholder approval in its discretion.

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Certain Federal Income Tax Consequences

Non-qualified Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NQSO. However, the participant will realize ordinary income on the exercise of the NQSO in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options. There will be no regular federal income tax consequences to either the Company or the participant upon the grant or exercise of an ISO. If the participant does not dispose of the shares of common stock for two years after the date the option was granted and one year after the acquisition of such shares of common stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during those periods, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price (adjusted for any loss of value at the time of disposition), and the Company will be entitled to a federal income tax deduction equal to such amount, subject to the limitations under Code Section 162(m).

While the exercise of an incentive stock option does not result in current taxable income, the excess of (1) the fair market value of the option shares at the time of exercise over (2) the exercise price, will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

SARs. A participant receiving an SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company, subject to limitations under Code Section 162(m). In addition, the Board (or Committee), may at any time, in its discretion, declare any or all awards to be fully or partially exercisable and may discriminate among participants or among awards in exercising such discretion.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations under Code Section 162(m).

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2015, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, warrants and other rights, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders
2014 Equity Incentive Plan	2,286,388	$8.12	1,713,612

Equity compensation plans not approved by stockholders (1)
2010 Equity Compensation Plan	21,750	$109.00	-
2011 Equity Incentive Plan	2,022,000	$6.58	878,000
Total	4,330,138		2,591,612

(1)	The Board of Directors adopted our 2010 Equity Compensation Plan and our 2011 Equity Incentive Plan. However, we did not submit either of those plans to our stockholders for their approval. Accordingly, while we have adopted these equity compensation plans, these plans are not stockholder approved plans.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Other than employment agreements with our executive officers, and other payments made to our executive officers, all as described above under the section entitled “Executive Compensation—Compensation of Executive Officers,” and compensation paid to directors as described above in the section titled “Executive Compensation—Director Compensation,” the following is a description of transactions since January 1, 2015 to which we have been a party, and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) our directors and executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities affiliated with them, had or will have a direct or indirect material interest.

In April 2015, we filed a registration statement on Form S-3 to register the public sale by Ayer Capital Partners Master Fund, L.P, Ayer Capital Partners Kestrel Fund, LP, and Epworth-Ayer Capital (collectively, “Ayer”), LP, Bristol Investment Fund Ltd., and Sanford J. Hillsberg of a total of 9,471,879 shares of our common stock owned by the foregoing selling stockholders. At the time of the filing Bristol Investment Fund Ltd. owned 8.64% of our outstanding shares, Jay Venkatesan, one of the directors of this company, was the manager of the Ayer funds, and Mr. Hillsberg is a director of this company. In May 2015 the foregoing selling stockholders sold the registered shares in an underwritten public offering. We paid for all legal and accounting fees incurred by our law firms and accounting firm, as well as the filing fees and other costs incurred by this company in connection with the filing of the Form S-3 registration statement and the subsequent public offering. In May 2015 the selling stockholders paid us approximately $166,280 as reimbursement for the fees and expenses that we incurred in connection with the filing of the registration statement and the subsequent public offering.

Sanford J. Hillsberg, one of our directors, is an attorney at TroyGould PC. TroyGould PC rendered legal services to our company in 2015 and has rendered legal services in 2015. We paid TroyGould PC $602,922 in fees in 2015. Our Board of Directors, including all members of our Audit Committee, pre-approved all material, special services provided by TroyGould in 2015. Mr. Hillsberg did not provide any legal services to Lion during 2015.

Director Independence

Our Board had determined that Sanford Hillsberg, Jay Venkatesan, Merrill McPeak and Ryan Maynard qualify as “independent directors” as under the Nasdaq Stock Market’s listing standards and the rules of the SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that are inconsistent with a finding of their independence as members of our Board of Directors. Our Board has determined that Messrs. Maynard, McPeak and Venkatesan also are “independent” for purposes of service as the members of our Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Preferred as of April 15, 2016 by (i) each person who is known by us to own more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of the executive officers; and (iv) all of our current officers and directors as a group. As of April 15, 2016, a total of 48,516,528 shares of common stock were outstanding. The shares of Series A Preferred do not have voting rights and, therefore, are not included in the below table.

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	Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class (2)
BlackRock Inc. 55 East 52nd Street New York, NY 10055 (3)	3,157,242		6.5%
Broadfin Healthcare Master Fund, Ltd. 20 Genesis Close Ansbacher House, Second Floor P.O. Box 1344 Grand Cayman KY1-1108 Cayman Islands (4)	3,605,519		7.4%
FMR LLC 245 Summer Street Boston, MA 02210 (5)	5,715,828		11.8%
RS Investment Management Co. LLC One Bush Street, Suite 900 San Francisco, CA 94104 (6)	2,652,860		5.5%
Perceptive Advisors LLC Perceptive Life Sciences Master Fund Ltd. 499 Park Avenue, 25th Floor New York, NY 10022 (7)	3,000,161		6.2%
venBio Select Advisor LLC 1700 Owens Street, Suite 595, San Francisco, CA 94158 (8)	3,187,607		6.6%
Ayer Capital Management LP 616 Corporate Way, Suite 2-4931 Valley Cottage, NY 10989 (9)	2,823,333		5.8%
Jay Venkatesan	2,948,333	(10)	6.1%
Merrill A. McPeak	576,583	(11)	1.2%
Sanford J. Hillsberg	279,000	(12)	*
Elma Hawkins	449,697	(13)	*
Ryan D. Maynard	85,000	(14)	*
Molly Henderson	66,666	(14)	*
Michael Lotze	-0-		-0-
Steven A. Fischkoff	-0-		-0-
All directors and executive officers as a group (8 persons)	4,405,279	(15)	8.9%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the persons shown is c/o Lion Biotechnologies, Inc., 112 West 34th Street, 18th Floor, New York, New York 10120.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(3)	Based on a Schedule 13G filed with the SEC on January 28, 2016.

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(4)	Based on a Schedule 13G jointly filed with the SEC on February 11, 2016 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd., and Kevin Kotler. Mr. Kotler and Broadfin Capital, LLC disclaim beneficial ownership of the foregoing shares except to the extent of their pecuniary interest therein.

(5)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(6)	Based on a Schedule 13G filed with the SEC on February 12, 2016.

(7)	Based on a Schedule 13G/A filed with the SEC on February 16, 2016 by Perceptive Advisors LLC. According to the Schedule 13G, Perceptive Life Sciences Master Fund Ltd. an investment fund to which Perceptive Advisors LLC serves as the investment manager. Mr. Edelman is the managing member of Perceptive Advisors LLC. Mr. Edelman and Perceptive Advisors LLC are deemed to beneficially own the shares of Perceptive Life Sciences Master Fund Ltd.

(8)	Based on a Schedule 13G filed with the SEC on February 12, 2016 by venBio Select Advisor LLC, a Delaware limited liability company. venBio provides investment advisory and management services and has acquired the foregoing securities solely for investment purposes on behalf of venBio Select Fund LLC, a Delaware limited liability company, venBio Select Fund Ltd., a Cayman Islands exempted company, and certain managed accounts.

(9)	Based on a Schedule 13G filed with the SEC on May 20, 2015 by Ayer Capital Management, LP, ACM Capital Partners, LLC, Jay Venkatesan, Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC. Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.

(10)	Represents 2,823,333 shares beneficially owned by Ayer Capital Management LP, plus options to purchase 125,000 shares of common stock that are exercisable currently or within 60 days of April 15, 2016. Jay Venkatesan is the manager of Ayer Capital Partners Master Fund, L.P. and is deemed to beneficially own the shares of the fund.

(11)	Represents 446,583 shares of common stock and options to purchase 130,000 shares of common stock that are exercisable currently or within 60 days of April 15, 2016.

(12)	Represents 154,000 shares of common stock owned by The Hillsberg Trust is a revocable family trust of which Sanford J. Hillsberg is a trustee, and options to purchase 125,000 shares of common stock that are exercisable currently or within 60 days of April 15, 2016.

(13)	Represents 39,281 outstanding shares, 100,000 shares of restricted stock that are currently subject to forfeiture, and options that are exercisable currently or within 60 days of April 15, 2016 to purchase 360,416 shares. Does not include 47,000 shares beneficially owned by Charles F. Richter, Dr. Hawkins’ husband.

(14)	Represents options to purchase shares of common stock that are exercisable currently or within 60 days of April 15, 2016.

(15)	Includes options and warrants to purchase 887,082 shares of common stock that are exercisable currently or within 60 days of April 15, 2016.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed below, our audit committee has appointed Marcum LLP as our new independent registered public accounting firm. For the fiscal years ended December 31, 2015 and 2014, Weinberg & Company, P.A. (“Weinberg & Company”), an independent registered public accounting firm, served as our independent registered public accounting firm and audited our consolidated financial statements for those fiscal years.

Notwithstanding the appointment of Marcum LLP as our new independent registered public accounting firm, and even if our stockholders ratify that appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of this company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Our audit committee is submitting the appointment of Marcum to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

If our stockholders do not ratify the appointment of Marcum LLP, our Board of Directors may reconsider the appointment.

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Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by Weinberg & Company for our fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees	$114,783	$110,613
Audit-Related Fees	-	–
Tax Fees	8,320	7,350
All Other Fees	25,106	44,587
Total Fees	$148,209	$162,550

Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC.

Our Audit Committee or our Board of Directors considered whether the provision of the services described above for the fiscal years ended December 31, 2015 and 2014, is compatible with maintaining the auditor’s independence.

All audit and non-audit services that may be provided by our principal accountant to us require pre-approval by the Audit Committee of the Board of Directors. Further, our auditor shall not provide those services to us specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Auditor Independence

In our fiscal year ended December 31, 2015, there were no other professional services provided by Weinberg & Company, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Weinberg & Company.

Change In Independent Registered Public Accounting Firm

On April 4, 2016 we notified Weinberg & Company, our former accounting firm, that they had been dismissed as this company’s independent registered public accounting firm and that we had engaged Marcum LLP as our new independent registered public accounting firm. The Audit Committee approved the change in independent accountants.

The audit reports of Weinberg & Company on this company’s financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014 and through April 4, 2016, there were no (a) disagreements between the company and Weinberg & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Weinberg & Company’s satisfaction, would have caused them to make reference thereto in connection with its opinion on the financial statements for such years or (b) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

We requested that Weinberg & Company furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated April 7, 2016, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on April 7, 2016.

During the two most recent fiscal years and the subsequent interim period prior to the engagement of Marcum LLP, we did not consult with Marcum LLP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed; (b) the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Marcum LLP concluded was an important factor considered by this company in reaching a decision as to an accounting, auditing or financial reporting issue; or (c) any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K with Weinberg & Company.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2015, the following Forms 4 were filed later than is required under Section 16(a) of the Securities Exchange Act of 1934:

•	The Forms 4 related to the one grant of options to each of Sanford J. Hillsberg, Merrill McPeak, Jay Venkatesan, Ryan Maynard, James Bender and Molly Henderson were filed late.

•	The Form 4 required to be filed by Sanford J. Hillsberg related to the transfer of securities to a trust was filed late.

Fiscal Year 2015 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2015 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http:www.lbio.com. The proxy statement also is available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to the Corporate Secretary, at Lion Biotechnologies, Inc., 112 West 34th Street, 18th Floor, New York, New York 10120.

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS New York, New York April 29, 2016

36

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

LION BIOTECHNOLOGIES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 9, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 P.M. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

1. Election of Directors

NOMINEES

(01) Elma Hawkins
(02) Merrill A. McPeak
(03) Sanford J. Hillsberg
(04) Jay Venkatesan
(05) Ryan Maynard

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers(s) of the nominee(s) on the line below.)

____

The Board of Directors recommends that you vote FOR the following proposal:

2. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, (joint Owners)**____________________ **Date**____________, **2016.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at http://www.cstproxy.com/lionbio/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LION BIOTECHNOLOGIES, INC.

Annual Meeting of Stockholders June 10, 2016 at 9:00 a.m. ET

The undersigned stockholder(s) of Lion Biotechnologies, Inc. hereby appoint(s) Elma Hawkins and Molly Henderson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of LION BIOTECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. ET on June 10, 2016, at the Company's executive offices located at 112 West 34th Street, 18th Floor, New York, New York 10120 and any adjournment or postponement of the annual meeting.

Such proxies are authorized to vote in their discretion (i) for the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; and (ii) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

(continued and to be marked, dated and signed, on the other side)